EXHIBIT 10.12

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PURCHASE AGREEMENT

THIS purchase agreement (the “Agreement”) is entered into by and between Mabtech AB, whose registered office is at Augustendalsvägen 19, SE-131 28, Nacka Strand, Sweden, hereinafter referred to as “Seller” and Oxford Immunotec Limited, whose registered office is at 94C Milton Park, Abingdon, Oxfordshire OXI4 4RY, UK, hereinafter referred to as (“Buyer”).

WHEREAS, under a separate agreement Buyer is buying Product from Seller (the “Manufacturing Agreement”) and said Manufacturing Agreement has on even date herewith been extended until 31st December 2011;

Whereas, it is the long term objective of Buyer to manufacture Product itself and procuring Antibodies (as defined below) requirements from Seller and to that end Buyer desires to enter into this Agreement for procurement of its Antibodies requirements to allow for Buyer’s process development, scale-up and ultimately commercial manufacture of Product.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree to the following terms and conditions;

1.	DEFINITIONS

1.1.	Each of the capitalised terms used in this Agreement (other than the headings of the paragraphs), whether used in the singular or the plural, shall have the meaning as set forth below, or elsewhere in this Agreement.

1.2.	“Affiliate” shall mean (a) any entity that is a subsidiary of a party, (b) any entity of which a party is a subsidiary, and (c) any entity that is a subsidiary of another entity of which a party is a subsidiary. It is understood that a subsidiary is an entity in which another entity holds directly or indirectly at least fifty percent (50%) of the voting stock.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3.	“Antibodies” shall mean the anti-IFN-g monoclonal antibodies, [***] and [***], as more closely described in the Specifications.

1.4.	“T-SPOT(R)” shall mean the method for assaying that is claimed under ISIS Innovation Ltd’s European Patent 0 941 478 B.

1.5.	“Confidential Information” shall mean all information disclosed, directly or indirectly, by one party to the other under and during the term of this Agreement or prior to the Effective Date, that is identified as confidential or is customarily regarded as confidential within the industry, whether disclosed in electronic, tangible, oral or visual form.

1.6.	“Diagnostic Kits” shall mean Buyer’s Diagnostic Kits based on the T-SPOT Method, and comprising i.a. the Product.

1.7.	“Field” means use for Diagnostic Kits in patients and for related services applying the T-SPOT Method.

1.8.	“Product(s)” shall mean membrane plates pre-coated with the Antibodies.

1.9.	“Specifications” shall mean the specifications for the Antibodies set out in Schedule 1, as they may from time to time be amended pursuant to the terms of this Agreement.

2.	MANUFACTURE, SALE & PURCHASE

2.1.	Seller agrees to manufacture and sell the Antibodies to Buyer and Buyer agrees to purchase the Antibodies exclusively from Seller upon the terms and conditions set forth in this Agreement.

2.2.	Without limiting Buyer’s exclusivity undertaking to Seller in Section 2.1 above, during the term of this Agreement Buyer undertakes not to buy any anti-IFN-g monoclonal antibody from any other seller than Seller, or to manufacture any anti-IFN-g monoclonal antibody itself except only where such antibodies are for Buyer’s internal use or for uses outside those permitted under Section 2.3.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3.	Buyer undertakes to use the Antibodies for the sole purpose of (i) manufacturing (or having manufactured on its behalf) the Product and Diagnostic Kits, (ii) selling Diagnostic Kits for use in the Field, and (iii) research and development itself of new assays in the Field.

2.4.	Should Buyer use a third party to assist in the manufacture of the Product, then Buyer shall notify Seller of the name and address of said third party.

2.5.	It is noted that Seller is certified under ISO 13485 and ISO 9001. Seller will use commercially reasonable efforts to certify itself under any revisions or updates thereof.

3.	FORECASTS

3.1.	In order to assist Seller in its production planning, Buyer shall on or before the signature of this Agreement and thereafter 6 months prior to each anniversary of the Effective Date provide Seller with a written forecast of Buyer’s requirements of the Antibodies for the twenty-four months period following each such anniversary, broken down in quarters reasonably distributed over the year. The Buyer’s forecast for the first such twenty-four month period is set out in Schedule 2. As a minimum purchase obligation, Buyer undertakes to purchase not less than [***] percent ([***]%) of the Antibodies forecasted in the first year of each such annual forecast provided by Buyer. Buyer may increase a submitted forecast by giving not less than six (6) months prior written notice provided that Seller shall not be obliged to deliver the increased amount but Seller will use all commercially reasonable efforts to do so as soon as practicably possible.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.	PURCHASE ORDERS

4.1.	Buyer shall submit written purchase orders to Seller at least six (6) weeks prior to the requested date of delivery. The purchase order issued by Buyer shall be for a minimum of [***].

Buyer accepts a maximum of [***]% deviation between ordered and delivered quantity of Antibodies in aggregate. Seller will be obliged to confirm any such order and will use commercially reasonable efforts to make delivery thereof within the lead time set out above provided that the order (together with previous orders during the same year) reflects a reasonably even distribution of the forecasted quantity over the year and that the cumulative quantity ordered for that year does not exceed the forecasted quantity for that year and are within Seller’s production capacity. Accepted orders are binding on both parties and not subject to modification without agreement of both parties.

4.2.	Seller shall use commercially reasonable efforts to deliver any ordered quantities of Antibodies that are in excess of the most recent forecast for such period.

4.3.	If Seller refuses to deliver any ordered quantities of Antibodies which Seller is obliged to deliver pursuant to Section 4.1, then Seller’s total liability to Buyer under this Agreement and the Manufacturing Agreement shall in no event exceed an aggregate amount of [***]. Said liability is subject to Seller being unable to make full delivery pursuant to the original order within sixty (60) days from Buyer’s written notice requesting Seller to make delivery of the shortfall quantity. For the avoidance of doubt, Seller is always entitled to refuse to perform, for instance to refuse to accept orders and refuse delivery of accepted orders, where Buyer is in breach of this Agreement.

5.	TERM

5.1.	The manufacture, purchase and sale obligations of this Agreement shall be deemed to commence on 1st January 2010 (the “Effective Date”) and shall remain in effect for an initial period of five (5) years from the Effective Date and shall thereafter continue until terminated by either party in accordance with Section 13.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.	PRICES AND PAYMENT

6.1.	Prices for the Antibodies are set out in Schedule 3.

6.2.	On an annual basis beginning on the first anniversary of the Effective Date, Seller shall be entitled to increase the price for the Antibodies to reflect any increase in the preceding year in the consumer price index issued by Statistiska Centralbyrån in Sweden. Furthermore, if in any year (i) the increase in Seller’s cost of procurement of raw materials significantly exceeds the increase in the consumer price index in such year, and/or (ii) Seller has suffered significantly increased costs in order to comply with unforeseen amended regulations that are applicable to the manufacture or supply of the Antibodies, then to the extent such increases in cost are not covered by the automatic increase based on consumer price index, then Seller shall be entitled to increase the price for Antibodies to cover also such increases in costs by giving Buyer not less than sixty (60) days prior written notice and Seller will set out in such notice the reason and justification for any such price increase. If Seller increases the price of the Antibodies by more than [***] percent ([***]%) in the aggregate in any five year period during the term of this Agreement, then Buyer shall be released from its exclusive purchase undertaking hereunder unless Seller has offered to Buyer to sell Antibodies at the same price as Buyer has been quoted from a third party manufacturer. To enable such an offer from Seller, Buyer shall without delay provide Seller with a copy of the relevant third party quotation (provided it is at liberty to do so) and give Seller at least thirty (30) days to meet such third party quotation. If Seller has not within said 30 days confirmed in writing that it reduces its price for Antibodies for future orders to the level of the third party quotation, then Buyer shall be released from its exclusive purchase undertaking hereunder.

6.3.	Seller shall invoice Buyer upon each shipment of Antibodies. Buyer shall pay each invoice in advance of each requested delivery date. Without limiting other remedies

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

available to Seller, failure by Buyer to make timely payment hereunder shall entitle Seller to refuse to accept further orders for Antibodies and to withhold the Antibodies ordered as well as to refuse to accept further orders for Plates ordered under the Manufacturing Agreement (as amended on even date herewith) and to withhold the Plates ordered.

7.	DELIVERY, RISK AND TITLE

7.1.	Delivery term shall be Ex Works Seller’s site of manufacture (Incoterms 2000).

7.2.	Risk and title shall pass from Seller to Buyer on the delivery to Buyer at the place specified in clause 7.1.

8.	PACKAGING

8.1.	Seller agrees to package and deliver the Antibodies as set forth in the Specifications and otherwise pursuant to Seller’s standards.

9.	INFORMATION AND REGULATORY SUPPORT

9.1.	Seller will make available to the pertinent regulatory authorities throughout the term of the Agreement on reasonable request such of its information, know-how and documentation that Buyer is required to submit to such regulatory authorities to obtain and maintain regulatory approval of the Diagnostic Kit. Buyer shall have the sole responsibility of obtaining and maintaining all governmental or regulatory licences, authorisations, registrations and clearances for use and sale of the Diagnostic Kit.

9.2.	Seller shall permit regulatory authorities to inspect during business hours and subject to reasonable advance notice, Seller’s facilities where the Antibodies are manufactured.

9.3.	Seller shall permit Buyer to inspect not more frequently than once a year and during business hours and subject to reasonable advance notice, Seller’s facilities where the Antibodies are manufactured provided that Seller shall have the right to deny Buyer access to any information which Seller determines relates to its proprietary and confidential manufacturing methods.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.4.	Changes in Specifications. Seller shall have the control over any updates and changes but shall not make any material changes to its current manufacturing methods, materials and processes or quality control testing methods for the Antibodies (collectively “Changes”) without Oxford’s prior written consent, such consent not to be unreasonably withheld or delayed. The expression “material changes” used above means changes which Buyer is required to notify to regulatory authorities.

10.	QUALITY AND WARRANTY

10.1.	Seller warrants that all Antibodies manufactured and supplied under this Agreement shall be in material conformity with the Specifications.

10.2.	Each party warrants further that it has all the necessary rights and powers to grant the rights to the other party as provided in this Agreement, and that the execution, delivery and performance of this Agreement do not result in a violation or conflict with any agreements with third parties.

10.3.	Promptly upon receipt of each shipment of Antibodies Buyer will perform thorough incoming inspection. In addition to incoming inspection, and before any use of the Antibodies, Buyer shall thoroughly and with reasonable care inspect the Antibodies for conformity to Specifications. If at any time Buyer finds that the Antibodies do not conform to the Specifications, Buyer shall within fifteen (15) days after the discovery of the non-conforming Antibodies, give Seller written notice of any claim setting forth the details of such non-conformity, or otherwise Buyer shall be deemed to have accepted the Antibodies. Seller shall, if it accepts the notice of claim and as Buyer’s sole remedy, replace any non-conforming Antibodies as soon as practicable and at Seller’s expense, provided that the warranty has not expired at the time that Seller was notified of the non-conformity of the Antibodies. In accordance with Seller’s request, any Antibodies which do not conform to the Specifications shall either be returned to Seller or destroyed at Seller’s expense. Payment for Antibodies prior to acceptance shall not constitute acceptance.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4.	If Seller does not accept a claim it will promptly inform Buyer in writing of its reasons. In the event the parties disagree as to whether the Antibodies conform to the Specifications, the rejected Antibodies shall be submitted to a mutually acceptable third party testing laboratory, which will determine whether such Antibodies meet the Specifications. The parties agree that such testing laboratory’s determination shall be final and binding. The party against whom the testing laboratory rules will bear the reasonable costs of the testing laboratory. If the testing laboratory rules that the Antibodies meet the Specifications, Buyer will purchase the Antibodies at the agreed-upon price, irrespective of whether Seller has already replaced same. If the testing laboratory rules that the Antibodies do not meet the Specifications and the Antibodies were not replaced, Seller would credit Buyer’s account in an amount equal to the purchase price of the rejected Antibodies, or refund that sum to Buyer as appropriate.

10.5.	The warranties expressly set forth in this Agreement are in lieu of all other warranties, and Seller disclaims all other warranties, express or implied, including warranties of merchantability or fitness for a particular purpose. Seller expressly disclaims any representations and warranties regarding the performance, safety and efficacy of the Antibodies in combination with the Product or the Diagnostic Kit.

11.	INDEMNITY

11.1.

Buyer shall indemnify, defend and hold harmless Seller, its Affiliates, and its and their respective directors, officers, employees and agents (collectively “the Seller Indemnified Party”) against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising out of any claim or action brought by a third party (collectively, “Losses”) incurred or suffered by the Seller Indemnified Party to the extent arising out of or caused by the use of the Product or the Antibodies or the manufacture, distribution, marketing, promotion, sale or use of

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Product or Diagnostic Kit, by or on behalf of Buyer or its Affiliates or customers (including without limitation any claims based upon product liability), other than those as a result of gross negligence or intentional misconduct of the Seller (or any of its employees or agents).

11.2.	Should Seller intend to claim indemnification hereunder, it shall promptly notify Buyer in writing of any loss, claim, damage, liability or action in respect of which Seller intends to claim such indemnification, and Buyer shall assume the defence thereof with counsel selected by Buyer, and Seller including its employees and agents, shall co-operate fully with Buyer and its legal representatives in the investigation and defence of any action, claim or liability covered by this indemnification. The indemnification shall not apply to amounts paid by Seller in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer. The failure to deliver notice to Buyer within a reasonable time after the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve Buyer of such liability to Seller hereunder.

11.3.	Notwithstanding anything else to the contrary set forth in this Agreement, the maximum liability of Seller to Buyer hereunder during the life of this Agreement (initial term and all renewals) for any claim or claims, whether arising under contract, warranty, tort (including negligence), strict liability, or any other theory of liability or indemnification shall not exceed [***] percent ([***]%) of the total price paid by Buyer to Seller for Antibodies during the twelve (12) calendar month period immediately preceding the date that Buyer notifies of a claim for indemnification.

11.4.

IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR THIRD PARTY CLAIMS (INCLUDING DAMAGES FOR LOSS OF PROFITS OR REVENUES), WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DAMAGE; PROVIDED, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF CLAUSE 11.1 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

12.	CONFIDENTIAL INFORMATION

12.1.	Neither party shall, during the term of this Agreement and until all Confidential Information is subject to the exceptions in Section 12.2, disclose or permit to be disclosed to any third party or use any Confidential Information of the other except for purposes expressly permitted herein. It is expressly understood that Buyer is entitled to disclose Confidential Information to its Affiliates, agents and third parties insofar as this is necessary for marketing, distribution and sales of the Diagnostic Kits provided that the receivers of such information are under confidentiality and non-use obligations to Buyer that are no less stringent than those contained herein, and to disclose Confidential Information as required to any governmental authorities in any country in order to obtain and/or maintain regulatory approval. In the event of such disclosure, Buyer shall take all reasonable steps to protect the Confidential Information from further disclosure.

12.2.	The provisions of Section 12.1. shall not apply to:

12.2.1.	information which at the time of disclosure is published or otherwise generally available to the public;

12.2.2.	information which after disclosure by one party is published or becomes generally available to the public;

12.2.3.	information which was in the possession of one party at the time of disclosure and which was not acquired directly or indirectly from the other party; or

12.2.4.	information rightfully acquired by one party from a third party who did not obtain it under pledge of secrecy to the other.

Information that is otherwise Confidential Information and consists of a combination of information shall not be deemed to be in the public domain if individual elements of such information are in the public domain, unless the specific combination of those elements is also in the public domain.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.	TERM AND TERMINATION

13.1.	In addition to what is provided in Sections 13.2 and 13.3, this Agreement may be terminated by either party by giving the other party not less than twelve (12) months prior written notice, provided that such notice shall not be given causing the Agreement to terminate before the fifth anniversary of the Effective Date.

13.2.	This Agreement may be terminated by either party at any time by giving immediate written notice to the other in the event of:

13.2.1.	a breach of any of its material terms by the other party and such breach not having been remedied within 60 (sixty) days of receiving written notice to do so;

13.2.2.	the liquidation or insolvency of or the filing of bankruptcy proceedings by the other except as part of a bona fide scheme for reconstruction or amalgamation;

13.2.3.	either party ceasing to trade.

13.3.	Termination according to this Section 13 shall in all cases be without prejudice to existing rights and obligations of both parties hereto and shall not release either of the parties from any liability which at the time of termination has already accrued to the other party nor affect in any way the survival of any other right, duty or obligation of the parties which by its nature or by express provision elsewhere in this Agreement shall survive such termination.

14.	NON-ASSIGNMENT

14.1.

Except as provided below, neither party to this Agreement shall have the right to assign or transfer any obligations or benefit under this Agreement without the written consent of the other save that either party may at its option assign the benefit or obligations to any of its Affiliates or to any corporation or other entity with which such party may merge or consolidate, and/or to any corporation or other entity to

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which such party may transfer all or substantially all of such party’s assets. Seller shall be entitled to subcontract any part of its obligations hereunder without the approval of Buyer provided that Seller shall remain liable for all acts and omissions of such subcontractor as if it were the acts or omissions of the Seller.

15.	NOTICES

15.1.	Any notice required under this Agreement shall be in writing and sent to the other party to whom it is intended either by registered mail to the address given in this Agreement or such other address that shall have been notified to the other party for that purpose, in which case it shall be deemed to have been four days after the date of posting, or sent by facsimile to the number set out below, or such other number as shall have been notified to the other party for that purpose, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice despatched and received by facsimile after 17:00 hours (local time) on any day shall be deemed to have been received at 08:00 hours on the next day.

Name:	Mabtech AB
Att:	Chief Executive Officer
Address:	Box 1233
SE-131 28 Nacka Strand, Sweden
Facsimile No.:	+ 46 8 7162701

Name:	Oxford Immunotec Limited
Att:	Chief Executive Officer
Address:	94C Milton Park, Abingdon
Oxfordshire OX14 4RY, UK
Facsimile No.:	+ 44 (0)1235 442781

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.	INDEPENDENT CONTRACTOR/SUB-CONTRACTORS

16.1.	Each party agrees to perform under this Agreement solely as an independent contractor and shall not hold itself out as an employee, agent or representative of the other in any manner whatsoever.

17.	FORCE MAJEURE

17.1.	The obligation of either party hereunder shall be excused or suspended to the extent performance is prevented or delayed by any future condition, which (i) is beyond the reasonable control, and without the fault or negligence of the party affected thereby, and (ii) could not have been prevented by such party taking reasonable steps. Such conditions shall include, but not be limited to, strikes, war mobilisation, riots, fire, explosion, flood, insurrection, embargo, currency restriction, general shortage of transport, general shortage of material and acts or omissions of governments in their sovereign capacity.

17.2.	The party invoking relief hereunder, shall, promptly after commencement of the condition there mentioned, give written notice thereof and of the anticipated consequences thereof, to the other party. After termination or cessation of such conditions, the affected party shall promptly give further written notice to the other party detailing the actual results of such condition.

17.3.	In the event of such condition, the party affected thereby shall take all reasonable measures to mitigate and minimise the effect of the condition, and to resume as promptly as possible the diligent performance of its obligations under this Agreement. Nothing herein shall, however, obligate either party to settle strikes or other labour disputes except on terms and conditions which it, in the exercise of its sole discretion, deems appropriate.

17.4.	If an event of force majeure lasts for longer than six (6) months then either party shall have the right to terminate this Agreement upon sixty (60) days written notice to the other.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.	MISCELLANEOUS

18.1.	The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

18.2.	Entire Agreement. This Agreement, including the following Schedules:

1. Specifications

2. Forecast

3. Price

constitute the complete and entire understanding between the parties with respect to the subject matter hereof. In the event of contradiction between the body of this Agreement and the Schedules, the body of this Agreement shall rank before the Schedules. No provision on Buyer’s purchase order forms or other Buyer contractual documents or on Seller’s order acceptance forms or documents, such as general conditions of purchase or sale shall have any force or effect.

18.3.	This Agreement supersedes all prior agreements, arrangements and undertakings relating to the subject matter hereof between the parties. No changes or modifications are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

18.4.	If any provision of this Agreement or the application of any such provision to any person or circumstance shall be invalid under the law of any jurisdiction, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid shall not be affected thereby.

19.	LEGAL CONSTRUCTION

19.1.	This Agreement and the relationship between the parties shall be governed by and interpreted in accordance with Swedish law with disregard to its conflicts of law principles.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.2.	This Agreement is made on the basis of mutual confidence, and it is understood that the differences, if any, during the life of this Agreement should freely be discussed between the parties and solved in an amicable way.

19.3.	Without prejudice to the dispute resolution procedure relating to Specifications set out in Section 10.4, any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be exclusively resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of one arbitrator, and the seat of the arbitration shall be Stockholm.

19.4.	The proceedings shall be conducted and all documentation shall be presented in the English language.

IN WITNESS whereof, the parties hereto have on the dates entered below executed this Agreement in two originals, of which the parties keep one each.

/s/ Staffan Paulie		/s/ Peter Wrighton-Smith

MABTECH AB		OXFORD IMMUNOTEC LIMITED

By:	Staffan Paulie	By:	Dr. Peter Wrighton-Smith

Title:	CEO	Title:	CEO

Date:	Feb. 6, 2010	Date:	3rd Feb 2010

Place:	Nacka Strand, Sweden	Place:	Oxford, UK

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE I

Specifications

[***]

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SCHEDULE 2

[***]

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 3

Price

[***]

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